AGREEMENT AND PLAN OF MERGER


                          Dated as of February 27, 1998


                                     between


                                RCN CORPORATION,

                           LME ACQUISITION CORPORATION


                                       and

                        LANCIT MEDIA ENTERTAINMENT, LTD.









                                TABLE OF CONTENTS
                             ----------------------

                                                                            PAGE
                                                                           ----

                                    ARTICLE 1
                                   THE MERGER

SECTION 1.01.  The Merger......................................................2
SECTION 1.02.  Effect of the Merger............................................2
SECTION 1.03.  Certificate of Incorporation and By-laws of Surviving
                 Corporation...................................................2
SECTION 1.04.  Merger Subsidiary Common Stock..................................3
SECTION 1.05.  Conversion of Lancit Shares.....................................3
SECTION 1.06.  Exchange of Certificates; Fractional Shares.....................4
SECTION 1.07.  Stock Transfer Books............................................7
SECTION 1.08.  Treatment of Lancit Common Stock Options........................7
SECTION 1.09.  Closing.........................................................7
SECTION 1.10.  Dissenting Shares...............................................8

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF LANCIT

SECTION 2.01.  Due Incorporation and Qualification of Lancit...................8
SECTION 2.02.  Capitalization..................................................9
SECTION 2.03.  Subsidiaries....................................................9
SECTION 2.04.  Authority, Due Authorization; Valid Obligation; Fairness
                 Opinion......................................................10
SECTION 2.05.  No Conflicts or Defaults.......................................11
SECTION 2.06.  Copies of Charter Documents and Stock Records..................12
SECTION 2.07.  Authorizations.................................................12
SECTION 2.08.  SEC Filings; Financial Statements..............................12
SECTION 2.09.  Compliance with Law and Court Orders...........................14
SECTION 2.10.  Taxes..........................................................14
SECTION 2.11.  Employee Benefits..............................................15
SECTION 2.12.  Litigation.....................................................19
SECTION 2.13.  Agreements and Commitments.....................................19
SECTION 2.14.  Intellectual Property..........................................21
SECTION 2.15.  Lancit Brokers; Transaction Expenses...........................23
SECTION 2.16.  Miscellaneous..................................................23
SECTION 2.17.  Disclosure Documents...........................................24
SECTION 2.18.  Absence of Certain Changes.....................................24
SECTION 2.19.  Environmental Matters..........................................26
SECTION 2.20.  Properties.....................................................28
SECTION 2.21.  Insurance Coverage.............................................28
SECTION 2.22.  Licenses and Permits...........................................29
SECTION 2.23.  Employees......................................................29
SECTION 2.24.  Labor Matters..................................................30
SECTION 2.25.  Books and Records..............................................30
SECTION 2.26.  Interested Party Transactions..................................30

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Due Incorporation and Qualification............................30
SECTION 3.02.  Authority; Due Authorization; Valid Obligation.................31
SECTION 3.03.  No Conflicts or Defaults.......................................31
SECTION 3.04.  Authorizations.................................................31
SECTION 3.05.  Litigation.....................................................32
SECTION 3.06.  SEC Documents..................................................32
SECTION 3.07.  Company Brokers................................................33
SECTION 3.08.  No Material Adverse Change.....................................33
SECTION 3.09.  Disclosure Documents...........................................33
SECTION 3.10.  Company Common Stock...........................................33
SECTION 3.11.  Miscellaneous..................................................34

                                    ARTICLE 4
                               CERTAIN AGREEMENTS

SECTION 4.01.  Conduct of Lancit's Business...................................34
SECTION 4.02.  Preserve Accuracy of Representations and Warranties;
                 Updates......................................................36
SECTION 4.03.  Further Investigation and Information..........................36
SECTION 4.04.  Consents, Waivers and Filings..................................37
SECTION 4.05.  Subsequent Filings.............................................37
SECTION 4.06.  Preparation of Registration Statement and Proxy................37
SECTION 4.07.  Accountants' Letters...........................................38
SECTION 4.08.  Shareholders Meeting...........................................38
SECTION 4.09.  No Solicitation................................................38
SECTION 4.10.  Directors and Officers Insurance...............................41
SECTION 4.11.  Notices of Certain Events......................................41
SECTION 4.12.  Certain Rights.................................................41
SECTION 4.13.  Interim Financing..............................................41

                                    ARTICLE 5
       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND MERGER SUBSIDIARY

SECTION 5.01.  Due Performance: Accuracy of Representations and
                 Warranties..................................................42
SECTION 5.02.  Corporate Action; Documents...................................42
SECTION 5.03.  Legal Opinions................................................43
SECTION 5.04.  Registration Statement; Listing...............................43
SECTION 5.05.  No Prohibition................................................43
SECTION 5.06.  Consents; Approvals...........................................43
SECTION 5.07.  Governmental Action...........................................44
SECTION 5.08.  Appraisal Rights..............................................44
SECTION 5.09.  Rule 145(c)...................................................44

                                    ARTICLE 6
                     CONDITIONS TO THE OBLIGATIONS OF LANCIT

SECTION 6.01.  Due Performance; Accuracy of Representations and
                 Warranties..................................................45
SECTION 6.02.  Corporate Action..............................................45
SECTION 6.03.  Legal Opinions................................................45
SECTION 6.04.  Registration Statement; Listing...............................46
SECTION 6.05.  Governmental Action; No Prohibition...........................46

                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

SECTION 7.01.  Termination...................................................46
SECTION 7.02.  Effect of Termination; Representations and Warranties.........48
SECTION 7.03.  Amendment; Extension; Waiver..................................48

                                    ARTICLE 8
                               FURTHER ASSURANCES


                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Entire Agreement..............................................49
SECTION 9.02.  Communications................................................49
SECTION 9.03.  No Assignment; Successors and Assigns; No Third Party
                 Beneficiaries...............................................50
SECTION 9.04.  Public Announcements..........................................51
SECTION 9.05.  Survival of Representations, Warranties and Agreements........51
SECTION 9.06.  Expenses......................................................51
SECTION 9.07.  Governing Law; Consent to Jurisdiction........................51
SECTION 9.08.  WAIVER OF JURY TRIAL..........................................52
SECTION 9.09.  Savings Clause................................................52
SECTION 9.10.  Counterparts..................................................52
SECTION 9.11.  Construction..................................................52
SECTION 9.12.  Schedules.....................................................52








                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of February 27, 1998, between RCN CORPORATION, a Delaware corporation (the "Company"), LME ACQUISITION CORPORATION, a New York corporation (the "Merger Subsidiary"), and LANCIT MEDIA ENTERTAINMENT, LTD., a New York corporation ("Lancit").


                                      W I T N E S S E T H :
         WHEREAS, the respective Boards of Directors of the Company, Merger Subsidiary and Lancit have approved this Agreement and the merger of Merger Subsidiary with and into Lancit pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the parties intend that the Merger (as such term is defined in Section 1.01) qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record shareholders of Lancit enter into a Voting Agreement providing for certain actions relating to certain of the shares of common stock of Lancit owned by them; and

         WHEREAS, the Company is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Laurence A. Lancit executes a Waiver to an Employment Agreement dated as of October 1, 1995 between Lancit and Laurence A. Lancit, waiving his right thereunder to terminate his employment upon a change of control of Lancit resulting from the Merger or any other actions or transactions contemplated by this Agreement; and

         WHEREAS, the Company is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Cecily Truett executes a Waiver to an Employment Agreement dated as of October 1, 1995 between Lancit and Cecily Truett, waiving her right thereunder to terminate her employment upon a change of control of Lancit resulting from the Merger or any other actions or transacions contemplated by this Agreement; and

         WHEREAS, the Company is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Susan L. Solomon enters into an agreement regarding certain matters under the Employment Agreement dated as of March 31, 1997, as amended, between Susan L. Solomon and Lancit; and

         WHEREAS, Lancit is engaged in the business of developing, producing and marketing children's, family and other television programs and movies and related merchandising and licensing activities (the "Business");

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.01. The Merger. On the Closing Date (as such term is defined in Section 1.09), and subject to the terms and conditions of this Agreement, the parties shall file a certificate of merger substantially in the form of Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of New York under the Business Corporation Law of the State of New York, as amended (the "BCL"), and make all other filings or recordings required by BCL in connection with the Merger (as defined below). Effective as of the filing of the Certificate of Merger or at such other time as is set forth therein (the "Effective Time"), Merger Subsidiary shall be merged with and into Lancit (the "Merger"). Upon and following the Merger, the separate existence of Merger Subsidiary shall cease and Lancit shall continue as the surviving corporation (the "Surviving Corporation").

         SECTION 1.02. Effect of the Merger. The separate corporate existence of Lancit, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Subsidiary in accordance with the BCL.

         SECTION 1.03. Certificate of Incorporation and By-laws of Surviving Corporation. (a) From and after the Effective Time until further amended in accordance with the BCL, the certificate of incorporation of Merger Subsidiary, as in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation.

          (b) From and after the Effective Time until further amended in accordance with the BCL, the By-laws of Merger Subsidiary, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until altered, amended or repealed in accordance with law.

          (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Subsidiary as of the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation.

         SECTION 1.04. Merger Subsidiary Common Stock. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") shall remain outstanding as one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 1.05. Conversion of Lancit Shares. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof,

          (i) each share of common stock, par value $.001 per share, of Lancit (each, a "Lancit Share" and, collectively, the "Lancit Shares") held by Lancit as treasury stock or owned by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and no payment shall be made with respect thereto; and

         (ii) each Lancit Share issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause 1.05(a)(i) above or as provided in Section 1.10 with respect to Lancit Shares as to which appraisal rights have been exercised, be converted into the right to receive a fraction of a share of the Company's common stock (the "Company Common Stock"), par value $1.00 per share, equal to the Stock Exchange Ratio (as defined below) (including any cash paid in lieu of fractional shares in accordance with Section 1.05(c), the "Merger Consideration").

As used herein, the term "Stock Exchange Ratio" means a fraction, the numerator of which is 1.20 (the "Transaction Value") and the denominator of which is the average closing price (last sale) (the "ACP") of the Company Common Stock on The Nasdaq Stock Market, Inc. ("NASDAQ") for the 5 trading day period ending one trading day prior to the Effective Time; provided that if the ACP is greater than $58.00, the Stock Exchange Ratio will be calculated as if the ACP were $58.00, and if the ACP is less than $48.00, the Stock Exchange Ratio will be calculated as if the ACP were $48.00. If the Lancit Transaction Expenses (as defined below) exceed $602,000, then for purposes of calculating the Stock Exchange Ratio, the Transaction Value shall be reduced by an amount equal to such excess divided by the number of outstanding Lancit Shares immediately prior to the Effective Time.

          (b) As of the Effective Time, and except as set forth in Section 1.10 with respect to Lancit shares as to which dissenters rights have been validly exercised, each holder of a certificate representing any Lancit Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of any fractional share) upon surrender of such certificate in accordance with Section 1.06.

          (c) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates representing Lancit Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation. Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all Lancit Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the ACP of Company Common Stock on the NASDAQ for each of the five trading days immediately prior to the Effective Time.

          (d) If, between the date of this Agreement and the Effective Time, the outstanding Lancit Shares or shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, distribution or a stock dividend thereon shall be declared with a record date within said period, such that the amount of the Merger Consideration as calculated in accordance with Section 1.05(a) would be affected thereby, the Merger Consideration shall be correspondingly adjusted.

         SECTION 1.06. Exchange of Certificates; Fractional Shares. (a) After the Effective Time, each holder of a certificate(s) formerly evidencing Lancit Shares which have been converted into the right to receive the Merger Consideration pursuant to Section 1.05(a), upon surrender of the same to First Union National Bank or another exchange agent appointed by the Company (the "Exchange Agent") as provided in Section 1.06(d), shall be entitled to receive the Merger Consideration payable in respect of such Lancit Shares.

          (b) Until surrendered to the Exchange Agent pursuant to Section 1.06(a), each certificate formerly evidencing Lancit Shares which have been converted pursuant to Section 1.05(a) will be deemed for all corporate purposes of the Company to evidence ownership of the number of whole shares of Company Common Stock into which Lancit Shares formerly evidenced by such certificate were converted and the right to receive cash for fractional shares, as provided in Section 1.05; provided, however, that until such certificate is so surrendered, no dividend payable to holders of record of Company Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect of the shares of Company Common Stock evidenced thereby and such holder shall not be entitled to vote such shares of Company Common Stock. Upon surrender of a certificate formerly evidencing Lancit Shares which have been so converted, there shall be paid to the record holder of any certificates of Company Common Stock issued in exchange therefor, without interest thereon, any dividends and other distributions which between the Effective Time and the time of such surrender shall have become payable with respect to the number of whole shares of Company Common Stock represented thereby.

          (c) The Company shall deposit with the Exchange Agent, as promptly as practicable and in no event later than three business days following the Effective Time, the number of shares of Company Common Stock (and, as and when requested by the Exchange Agent, the cash (in immediately available funds) to be paid in lieu of fractional shares) to which holders of Lancit Shares shall be entitled at the Effective Time pursuant to Section 1.05. Any interest on the amount so deposited shall be payable to the Company.

          (d) Promptly after the Effective Time, the Exchange Agent shall send a notice and a transmittal form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates formerly representing Lancit Shares to the Exchange Agent (subject to Section 1.06(f))) to each holder of certificates formerly evidencing Lancit Shares (other than certificates formerly evidencing Lancit Shares to be canceled pursuant to Section 1.05(a)(i)) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificates for exchange into the Merger Consideration as contemplated by Section 1.05(a). The notice and transmittal form provided for in this Section 1.06(d) shall be sent by the Exchange Agent to the address for each holder of Lancit Shares contained in the stock record books of Lancit promptly after the Effective Time. Each holder of certificates formerly evidencing Lancit Shares, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of such Lancit Shares. Notwithstanding the foregoing, neither the Exchange Agent nor any party shall be liable to a holder of certificates formerly evidencing Lancit Shares for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) If any portion of the Merger Consideration is to be delivered to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to such payment that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (f) In the event any certificate theretofore representing Lancit Shares shall have been lost, stolen or destroyed, upon the making of an appropriate affidavit of that fact by the Lancit shareholder claiming such certificate to be lost, stolen or destroyed, such Lancit shareholder shall be paid the Merger Consideration in respect of such Lancit Shares; provided that when the Merger Consideration is paid to such Lancit shareholder, the Board of Directors of the Company may, in its discretion and as a condition precedent to the issuance thereof, require the claiming Person to give the Company a bond or indemnification in such form and sum as the Company may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

          (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.06(c) that remains unclaimed by the holders of Lancit Shares entitled thereto six months after the Effective Time shall be returned to the Company and any such holder who has not exchanged his Lancit Shares for the Merger Consideration in accordance with this Section 1.06 prior to that time shall thereafter look only to the Company for payment of the Merger Consideration in respect of his Lancit Shares. Notwithstanding the foregoing, the Company shall not be liable to any holder of Lancit Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Lancit Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

          (h) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.06(c) to pay for Lancit Shares for which appraisal rights have been perfected shall be returned to the Company, upon demand.

         SECTION 1.07. Stock Transfer Books. There shall be no further registration or transfers of Lancit Shares on the stock transfer books of Lancit after the Effective Time. If, after the Effective Time, certificates representing Lancit Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         SECTION 1.08.  Treatment of Lancit Common Stock Options.

          (a) Except for the Lancit Warrants (as defined below), each option to purchase shares of Lancit common stock outstanding under any option plan of Lancit or any Subsidiary or any employment contract or other arrangement granting such options, whether or not vested, shall be canceled as of the Effective Time.

          (b)  Prior to the  Effective  Time,  Lancit  shall  give any  required notices to (and,  if  necessary,  obtain any required  consents  from)  affected optionees and, if necessary, shall revise such stock option plans or arrangements to give effect to the cancellation of such options as provided in
Section 1.08(a).

         (c) The warrants held be Discovery Communications, Inc. ("DCI"), Robinson Lerer Montgomery, LLC and Allen & Company Incorporated to purchase 660,209 Lancit Shares in the aggregate (collectively, the "Lancit Warrants") shall be converted into warrants to purchase Company Common Stock in accordance with their respective terms, as set forth on Schedule 1.08(c) hereto.

         SECTION 1.09. Closing. Subject to Section 7.01, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be not more than five business days after all of the conditions precedent set forth in Articles 5 and 6 to be satisfied prior to the Closing have been satisfied or waived, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, or such other date, time and place as is agreed to by the parties (including any postponement or adjournment of a previously scheduled date). At the Closing, Lancit shall execute and deliver the certificates, documents and instruments contemplated to be delivered by Lancit pursuant to Article 5, and the Company shall execute and deliver the certificates, documents and instruments contemplated to be delivered by it pursuant to Article 6. The Certificate of Merger shall be filed with the Secretary of State of the State of New York on the Closing Date.

         SECTION 1.10. Dissenting Shares. Notwithstanding Section 1.05, if the Lancit Shares are not designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for the Lancit Shareholders Meeting (as such term is defined in Section 4.08), Lancit Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Lancit Shares in accordance with BCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Lancit Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Lancit shall give the Company prompt notice of any demands received by Lancit for appraisal of Lancit Shares, and the Company shall have the right to participate in all negotiations and proceedings with respect to such demands. Lancit shall not, except with the prior written consent of the Company, make any payment with respect to, or settle or offer to settle, any such demands.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF LANCIT

         Lancit represents and warrants to the Company as of the date hereof and, except as to representations made as of a specific date, immediately prior to the Effective Time that:

         SECTION 2.01. Due Incorporation and Qualification of Lancit. (a) Lancit is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority required to own, lease and operate its properties and to carry on its business in the place and in the manner as currently conducted.

          (b) Set forth in Item 2.01(b) of the Disclosure Schedule attached hereto and made a part hereof (the "Disclosure Schedule") is a list of all jurisdictions in which Lancit is qualified to do business and is in good standing as a foreign corporation, which are the only jurisdictions where the character of the property owned or leased by Lancit or the nature of Lancit's activities makes such qualification necessary, except for jurisdictions where the failure to so qualify could not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Lancit and its consolidated Subsidiaries (as such term is defined in Section 2.03(a)), considered as a whole (such a material adverse effect with respect to Lancit and its Subsidiaries being hereinafter referred to as a "Material Adverse Effect").

         SECTION 2.02. Capitalization. The authorized capital stock of Lancit consists of 15,000,000 shares of Common Stock, $.001 per value. As of the date hereof, there are outstanding (i) 6,634,750 Lancit Shares, (ii) stock options issued to present and former employees, directors and consultants to purchase an aggregate of 1,235,250 Lancit Shares ("Lancit Options") with an average exercise price of $4.081 per Lancit Share, as detailed in Item 2.02 of the Disclosure Schedule, (iii) warrants to purchase an aggregate of 660,209 Lancit Shares with the respective exercise prices shown on Schedule 1.08(c) (defined above as the "Lancit Warrants"). All outstanding Lancit Shares have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights. Except as set forth in this Section 2.02 or in Item 2.02 of the Disclosure Schedule, there are outstanding (i) no shares of capital stock or other securities of Lancit, (ii) no securities of Lancit or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Lancit, and (iii) no options, warrants or other rights to acquire from Lancit or any Subsidiary, and no obligation of Lancit or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Lancit (collectively, "Lancit Securities"). There are no outstanding obligations of Lancit or any Subsidiary to repurchase, redeem or otherwise acquire any Lancit Securities.

         SECTION 2.03. Subsidiaries. (a) Set forth in Item 2.03(a) of the Disclosure Schedule is a list of all direct and indirect subsidiaries of Lancit and any other entities which Lancit otherwise controls or in which it has an investment or ownership interest (collectively, the "Subsidiaries"), showing the date and jurisdiction of incorporation of each thereof and Lancit's percentage beneficial interest therein (and, if less than 100%, the holders of the remaining interests). Each of the Subsidiaries is a corporation, or other entity as reflected in Item 2.03(a) of the Disclosure Schedule, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate or other power and authority required to own, lease and operate its properties and to carry on its business in the places and in the manner as currently conducted. Except as set forth in Item 2.03(a) of the Disclosure Schedule, each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Item 2.03(a), all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is validly issued, fully paid and nonassessable, and is owned by Lancit, directly or indirectly, free and clear of any Lien (as defined below) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Lancit or any Subsidiary convertible into or exchangeable for capital stock or other ownership interests in any Subsidiary,
(ii) options, warrants or other rights to acquire from Lancit or any Subsidiary, and no other obligation of Lancit or any Subsidiary to issue, any capital stock of or other ownership interests in, or any securities convertible into or exchangeable for any capital stock of or ownership interests in, any Subsidiary, or (iii) securities of any Subsidiary other than capital stock of such Subsidiary owned by Lancit (collectively, "Subsidiary Securities"). There are no outstanding obligations of Lancit or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 2.04. Authority, Due Authorization; Valid Obligation; Fairness Opinion. (a) Lancit has all requisite corporate power and authority to execute, deliver and perform this Agreement and the further agreements contemplated by this agreement (the "Additional Agreements") to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Lancit has unanimously approved the Merger and this Agreement. At a meeting duly called and held, the Board of Directors of Lancit has (i) unanimously determined that this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interest of Lancit's shareholders, (ii) unanimously approved this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby, including the Merger, which approval satisfies in full the requirements of the BCL regarding approval by a board of directors, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by the Lancit shareholders. The execution, delivery and performance by Lancit of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, except for any required approval by Lancit's shareholders in connection with the consummation of the Merger (by a two-thirds majority of the shares entitled to vote thereon). In addition, the Board of Directors has taken all requisite action such that the freezeout, special shareholder voting and other requirements imposed by Section 912 of the BCL are not applicable to the Merger.

          (b) This Agreement constitutes a valid and binding agreement of Lancit, enforceable against Lancit in accordance with its terms. When executed and delivered by Lancit, the Additional Agreements to which it is a party will constitute valid and binding agreements of Lancit, enforceable against Lancit in accordance with their respective terms.

          (c) The Board of Directors of Lancit has received an opinion dated February 27, 1998 of its financial advisor, Schroder & Co. Inc., that, as of such date, the consideration to be received by the holders of Lancit Shares in the Merger was fair to such holders from a financial point of view (copies of which have been delivered to the Company), and such opinion has not been withdrawn, revoked or modified in any material respect.

         SECTION 2.05. No Conflicts or Defaults. The execution, delivery and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not as of the Effective Time (a) contravene the Certificate of Incorporation or By-laws (or other organizational or governing documents), of Lancit or any Subsidiary;
(b) assuming compliance with the matters referred to in Section 2.07, violate any applicable law, rule, regulation, judgment, order or decree binding upon
Lancit or any Subsidiary or (c) except as set forth in Item 2.05 of the Disclosure Schedule, (i) require notice, violate or conflict with, result in a breach of, or a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Lancit or any
Subsidiary  or to a  loss  of  any  material  benefit  to  which  Lancit  or any
Subsidiary  is entitled  under,  (x) any provision of any  agreement,  mortgage, indenture, lease, instrument, permit, license or other instrument to which Lancit or any Subsidiary is a party or by which it or any of its assets is bound which is required to be disclosed pursuant to Section 2.13, 2.14 or 2.22 (or, to the knowledge of Lancit, any provision of any other agreement, mortgage, indenture, lease, instrument, permit, license or other instrument), (y) any judgment, order or decree, to which it or any of its assets is subject, or (z) any license, franchise, permit or other similar authorization held by Lancit or any Subsidiary, or (ii) result in the creation or imposition of, or give any party the right to create or impose, any liens, mortgages, pledges, charges, security interests, equities, restrictions, adverse interests, claims or encumbrances of any kind (collectively, "Liens") upon Lancit, any Subsidiary or any of their respective assets, except any such violation, conflict, breach, default, lien, termination or failure of performance referred to in this clause 2.05(c)(ii) as could not, individually or in the aggregate, (x) have a Material Adverse Effect or (y) materially adversely affect the consummation of the transactions contemplated by this Agreement.

         SECTION 2.06. Copies of Charter Documents and Stock Records. Correct and complete copies of the Certificate of Incorporation and By-laws and other organizational or governing instruments of Lancit and each Subsidiary as currently in effect and all documents filed with any state authority with respect to any merger, or consolidation or reincorporation in which Lancit or any Subsidiary has been a participant, have been delivered to the Company by Lancit. Lancit has made available to the Company correct and complete copies of the minute books and stock ledgers of Lancit and each Subsidiary.

         SECTION 2.07. Authorizations. No authorization, approval, order, license, permit, consent or other action of, or filing or registration with, any federal, state, foreign, provincial or local court or governmental body, agency, official or authority, or consent of any other party, is required in connection with the execution, delivery and performance by Lancit of this Agreement, the Additional Agreements and/or the Merger, except (a) as set forth in Item 2.07 of the Disclosure Schedule, (b) the filing of the Certificate of Merger with the Secretary of State of the State of New York, (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (d) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"); (e) compliance with any applicable foreign or state securities or Blue Sky laws and (f) approval and adoption of this Agreement and the Merger by Lancit's shareholders.

         SECTION 2.08. SEC Filings; Financial Statements. (a) Lancit has furnished to the Company true and complete copies of (i) its annual reports on Form 10-K, as amended, for each of the three fiscal years ended June 30, 1995, 1996 and 1997 as filed with the Securities and Exchange Commission (the "SEC") and annual reports to shareholders for each of the two fiscal years ended June 30, 1995 and 1996, (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1997 and December 31, 1997, as filed with the SEC,
(iii) its proxy or information statements relating to the meetings of, or actions taken without a meeting by, Lancit's shareholders held since December 6, 1995 and (iv) all of its other reports, statements, schedules and registration statements (in the form in which it became effective) filed with the SEC since July 1, 1994 (as amended, collectively, the "Lancit SEC Documents"). Lancit has made all required filings since July 1, 1994 with the SEC when due in accordance with the rules and regulations promulgated under the Exchange Act and the Securities Act. As of their respective dates, all of the Lancit SEC Documents complied in all material respects with the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC thereunder. As of its filing date, each such report or statement filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933 as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All material agreements, contracts and other documents required to be filed as exhibits to any of the Lancit SEC Documents have been so filed.

         (b) The audited consolidated financial statements and unaudited interim financial statements of Lancit included in the Lancit SEC Documents or otherwise delivered to the Company by Lancit (collectively, the "Financial Statements") were prepared in accordance with generally accepted accounting principles
("GAAP") applied on a consistent basis, are reconcilable to the books and records of Lancit and present fairly the consolidated financial position of Lancit and its Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in financial position for the periods then ended, except, in the case of such unaudited financial statements, for the omission of footnote information and for normal year end audit adjustments which are not, singly or in the aggregate, material. For the purposes of this Agreement, "Interim Balance Sheet" means the unaudited consolidated balance sheet of Lancit and the Subsidiaries as of December 31, 1997 included in Lancit's quarterly report on Form 10-Q for the quarter ended on such date and the notes thereto and "Interim Balance Sheet Date" means December 31, 1997.

          (c) Neither Lancit nor any Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent (to the extent known), determined, determinable or otherwise, and whether due or to become due ("Liabilities"), other than (i) liabilities disclosed or provided for in the Interim Balance Sheet, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date which individually or in the aggregate are not material to Lancit and the Subsidiaries, taken as a whole,
(iii) liabilities disclosed or arising pursuant to agreements disclosed in any Item of the Disclosure Schedule, (iv) the Lancit Transaction Expenses (as defined below), (v) other liabilities that could not reasonably be expected to exceed $50,000 in the aggregate and (vi) liabilities incurred with the express written consent of the Company. All such Liabilities since the Interim Balance Sheet Date required by GAAP to be reflected on a month-end balance sheet are fully reflected or reserved on the books and records of Lancit or the applicable Subsidiaries, as the case may be.

          (d) Since December 31, 1996, except as set forth in Item 2.08(d) of the Disclosure Schedule, neither Lancit nor any of the Subsidiaries has entered into any off balance sheet financial arrangements, including any transaction involving a hedge or derivative financial instrument.

         SECTION 2.09. Compliance with Law and Court Orders. Neither Lancit nor any Subsidiary nor the Business is in material violation of, or has materially violated, or, to the knowledge of Lancit, is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of, any applicable law, rule, regulation, judgment, injunction, order or decree.

         SECTION 2.10. Taxes. All federal, state, county, local, foreign, income, property, transfer, excise, sales, use, recording, payroll, withholding and other taxes and assessments of any kind, including interest and penalties (collectively, "Taxes"), which are due and payable by Lancit have been paid or adequate provision has been made for the payment thereof. There are no Liens on Lancit or any Subsidiary or any of their respective assets in respect of Taxes, other than any Permitted Liens (as such term is defined in Section 2.20). The liabilities for Taxes reflected on the Interim Balance Sheet represent adequate provision, in accordance with GAAP, for the payment of all accrued and unpaid Taxes for all periods ended on or prior to the Interim Balance Sheet Date, whether or not disputed and whether or not asserted prior to the date hereof. All returns and reports of any nature for Taxes ("Tax Returns") required to be filed prior to the date hereof by Lancit have been duly filed. All Taxes shown on such Tax Returns and on assessments received have been paid to the extent that such Taxes have become due. The Company has been furnished with access to true and complete copies of all Tax Returns required to be filed by Lancit for each of the three taxable years ending on or before June 30, 1996. Except as set forth in Item 2.10 of the Disclosure Schedule, no claims have been asserted against Lancit which are currently unresolved for Taxes, including interest or penalties. The federal income tax returns of Lancit have been closed by applicable statute for all taxable years prior to and including the taxable year ended June 30, 1994. Except as set forth in Item 2.10 of the Disclosure Schedule, none of the Tax Returns of Lancit has ever been audited, there has been no extension of any applicable statute of limitations and, to the knowledge of Lancit, none of the Tax Returns of Lancit is currently under examination. Lancit has not waived any statute of limitations relating to the assessment or collection of Taxes with respect to any taxable year for any audits or years that are not closed. All Taxes or other assessments with respect to Taxes which Lancit is required by law to withhold or collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Lancit for such payment. Neither Lancit nor any Subsidiary has made or has any obligations to make a payment that is or will not be deductible under Section 280G of the Code. Neither Lancit nor any Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Lancit nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Lancit nor any Subsidiary has (A) been a member of an affiliated group as defined under Section 1504 of the Code (other than an affiliated group of which the common parent was Lancit) and (B) any liability for Taxes of another Person (other than Lancit or another Subsidiary) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         SECTION 2.11. Employee Benefits. (a) The Lancit Media Entertainment, Ltd. & Affiliates Retirement Plan, as amended (the "401(k) Plan") is the only "employee pension benefit plan" (as defined in Section 3(2) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained by Lancit or any Subsidiary or to which Lancit or any Subsidiary has any liability or obligation. For purposes of this Section 2.11, "Subsidiary" means any entity that with Lancit is a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, or is a trade or business under common control within the meaning of section 414(c) of the Code, or is a member of the same affiliated service group, within the meaning of section 414(m) of the Code. Lancit (formerly Lancit Media Productions, Ltd.) previously maintained the Lancit Media Productions, Ltd. Defined Benefit Pension Plan (the "Defined Plan") and the Lancit Media Profit Sharing Plan (together, the "Prior Plans"). Neither Lancit nor any Subsidiary has any liability or obligation remaining under the Prior Plans.

         The 401(k) Plan, the Prior Plans, and each bonus, pension, retirement, profit sharing, deferred compensation, stock ownership, stock bonus, stock option, phantom stock, retirement, vacation, disability, death benefit, unemployment, hospitalization, medical, severance, or other plan, or agreement, including individual employment agreements, providing benefits to any current or former employees, officers or directors of Lancit or any Subsidiary or to which Lancit or any Subsidiary has or had any liability or obligation (collectively, the "Lancit Benefit Plans"), and any related trust, complies currently, and has complied at all times in the past with respect to the 401(k) Plan and the Prior Plans and since July 1, 1994, with respect to all other Lancit Benefit Plans, both as to form and operation, in all material respects with the terms of such Lancit Benefit Plan and with the applicable provisions of ERISA, the Code and other applicable United States laws. All Lancit Benefit Plans are set forth in
Item 2.11(a) of the Disclosure Schedule, as well as the Employee Policy and Procedures Manual and any other employment policies. Lancit has provided the Company copies of all such documents set forth in Item 2.11(a).

         (b) Collectively Bargained Agreements and Plans. (i) Item 2.11(b) of the Disclosure Schedule sets forth all union retirement, pension or welfare plans to which Lancit or any Subsidiary is obligated to contribute, including each multiemployer pension benefit plan (as defined in section 3(37) of ERISA) to which Lancit or any Subsidiary contributes or is required to contribute, and, with respect to each such plan for the plan year in which the Effective Time occurs, (A) the amount of any payment made and the approximate amount of any payment to be made; (B) the number of contribution base units (as defined in section 4001(a)(11) of ERISA) for which Lancit or any Subsidiary has an obligation to contribute to such plan; and any conditions to such contribution.
(ii) Neither Lancit nor any Subsidiary has any unfulfilled current or past due obligation to contribute to any multiemployer plan (as defined in section 3(37) of ERISA) or collectively-bargained welfare plan listed on Item 2.11(b). (iii) Neither Lancit nor any Subsidiary would have incurred any withdrawal liability pursuant to Title IV of ERISA if it had withdrawn from the AFTRA Retirement Fund as of November 30, 1996 or from any other multiemployer pension benefit plan to which it is obligated to contribute as of December 31, 1996, and neither Lancit nor any Subsidiary knows or has any reason to know of any change since said November 30, 1996 or December 31, 1996 dates such that it would incur withdrawal liability upon a complete withdrawal from any of said multiemployer pension benefit plans effective as of the date of this Agreement. (iv) Neither Lancit nor any Subsidiary is a party to any collective bargaining agreement, except as disclosed on Item 2.11(b) of the Disclosure Schedule.

          (c) COBRA. Item 2.11(c) lists each employee or former employee of Lancit or any Subsidiary eligible for continuation coverage under Title X of the Consolidated Omnibus Reconciliation Act of 1986, as amended ("COBRA"), the date on which they were given the notice of their COBRA eligibility, whether they elected COBRA coverage, and the last date on which a premium was received from the employee or former employee for COBRA coverage.

          (d) Leaves of Absence. Item 2.11(d) of the Disclosure Schedule lists all employees for whom Lancit or any Subsidiary has approved any type of leave of absence (paid or unpaid) extending until or after the Effective Time and a description of the terms of the leave.

          (e) Claims. Item 2.11(e) of the Disclosure Schedule lists for each Lancit Benefit Plan any pending or threatened litigation, claims, lawsuits, administrative proceedings, or pending appeals for benefits that have been denied, and any similar action or claim that may result in liability to Lancit or any Subsidiary.

          (f) Prohibited Transactions. To Lancit's knowledge, no fiduciary, party in interest, or disqualified person of any plan set forth in Items 2.11
(a) or (b) has engaged in any transaction described in section 406(a) or (b) of ERISA or in any transaction described in section 4975 of the Code.

         (g) Tax Qualification. With respect to each Lancit Benefit Plan that is an employee pension benefit plan under section 3(2) of ERISA, including any such plan that is frozen, terminated or partially terminated: (i) there is no accumulated funding deficiency, as defined in section 302(a)(2) of ERISA or section 412 of the Code; (ii) there has not been issued a waiver of the minimum funding standard under section 412 of the Code; (iii) there is no liability for tax imposed by section 4971 of the Code; (iv) the contribution and benefit limitations of section 415 of the Code have not been exceeded; (v) there is no unfulfilled obligation to contribute; (vi) there has been issued a favorable determination by the Internal Revenue Service with respect to the qualified status of the Plan under section 401(a) of the Code as amended to the Effective Time except as set forth on Item 2.11(g) of the Disclosure Schedule; (vii) the Internal Revenue Service has not revoked a prior favorable determination of the Plan's qualified status or issued technical advice regarding the Plan's qualified status; and (viii) to Lancit's knowledge, no event has occurred in the operation or administration of the Plan which could form a basis for revocation of the Plan's qualified status by the Internal Revenue Service.

          (h) Defined Benefit Plans. Except with respect to the Defined Plan, neither Lancit nor any Subsidiary sponsor or have sponsored, maintained or contributed to a defined benefit pension plan that is or was subject to Title IV of ERISA. Neither Lancit nor any Subsidiary is liable to the Pension Benefit Guaranty Corporation with respect to the Lancit Media Productions, Ltd. Defined Benefit Pension Plan or any plan sponsored or maintained by any other party, including any predecessor of Lancit or any Subsidiary, former employer of employees of Lancit or any Subsidiary, or any party which, with Lancit and any Subsidiary, forms a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, all within the meaning of section 414 of the Code. There does not exist any lien under section 412(n) of the Code upon any property belonging to Lancit or any Subsidiary or any entity which is a member of a controlled group (within the meaning of section 412(n)(6)) of which Lancit or any Subsidiary is a member.

          (i) Reporting and Disclosure. To Lancit's knowledge, (i) Each party in interest described in section 3(14)(A) and (B) of ERISA has complied with, and neither Lancit nor any Subsidiary will knowingly permit at any time through the Effective Time any such party in interest to fail to comply with, all material requirements of ERISA and (ii) Lancit and each Subsidiary have caused to be filed on a timely basis each and every return, report and notice required to be furnished to any governmental agency with respect to each employee benefit plan sponsored or maintained by Lancit or any Subsidiary and have furnished to plan participants and beneficiaries the information required to be furnished to them. Lancit shall deliver to Company at the Effective Time all records as are requested by Company.

          (j) General ERISA Compliance. To Lancit's knowledge, (i) each party in interest described in section 3(14)(A) and (B) of ERISA has complied, and neither Lancit or any Subsidiary will knowingly permit at any time through the Effective Time any such party in interest to fail to comply, with all material requirements of ERISA and (ii) each Lancit Benefit Plan which otherwise provides benefits or compensation for services to any employee, his dependents or beneficiaries has been maintained and administered at all times in full compliance with applicable state and federal law, including without limitation the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended and the Health Insurance Portability and Accountability Act of 1996.

          (k) Severance. Except as specifically provided in written contracts with employees or Lancit Benefit Plans listed in Item 2.11(a), or as otherwise reflected in Item 2.11(k) of the Disclosure Schedule, no employee of Lancit or any Subsidiary is entitled to severance pay for a voluntary or an involuntary termination of employment with Lancit or any Subsidiary.

          (l) Post-retirement Welfare Benefits. No employee is receiving or entitled to any postretirement compensation or benefits other than benefits to which he or she is entitled under the Lancit Benefit Plans listed in Items 2.11(a) or 2.11(b).

          (m) Non-conforming Group Health Plans. To Lancit's knowledge, neither Lancit nor any Subsidiary has contributed to a non-conforming group health plan (as that term is defined in Code section 5000(c)) or incurred any tax liability under Code section 5000(a).

          (n) Leased Employees. To Lancit's knowledge, any leased employees, as defined in section 414(n) of the Code, of Lancit or any Subsidiary have been covered under the terms of the applicable Lancit Benefit Plans, or, if excluded, all applicable coverage requirements have been satisfied with such leased employees taken into consideration. No individual who has provided services to Lancit or any Subsidiary and who has not been treated by Lancit or any Subsidiary as an employee of Lancit or any Subsidiary has any right to benefits under any Lancit Benefit Plan.

         SECTION 2.12. Litigation. Except as described in Item 2.12 of the Disclosure Schedule, as of the date of this Agreement, there is no claim, action, suit, proceeding, investigation or criminal proceeding, at law or in equity, pending against, or to the knowledge of Lancit, threatened against or affecting, Lancit or any Subsidiary or any of their respective properties before any national, state or provincial, local or other governmental authority, agency, court, official, arbitration tribunal or other forum, (collectively, "Proceedings"), (i) which, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger. Except as described in Item 2.12 of the Disclosure Schedule, there is no Proceeding pending (or to Lancit's knowledge, threatened) against Lancit or any Subsidiary or any of their respective properties, (i) which has a significant possibility of success on the merits and could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or
(ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger and has a significant possibility of success on the merits in respect of such challenge or such relief. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or relating to Lancit, any Subsidiary or any of its or their respective assets.

         SECTION 2.13.  Agreements and  Commitments.  (a) Except as disclosed in
Item 2.13(a) of the Disclosure Schedule, neither Lancit nor any Subsidiary is a party to or bound by, and none of the assets of Lancit or any Subsidiary is covered by or subject to, any of the following (whether oral or written):

              (i) any lease (a) for real property or (b) for personal property providing for annual rentals for such personal property lease of $5,000 or more or aggregate payments (per lease) for such personal property lease of $10,000 or more;

              (ii) any agreement for the purchase of materials, software, supplies, goods, services, equipment or other assets providing for either (A) annual payments by Lancit and the Subsidiaries of $5,000 or more or (B) aggregate payments (per agreement) by Lancit and the Subsidiaries of $10,000 or more;

              (iii) any funding, agency, licensing, development, production, co-production, output, air commitment, distribution, rights sharing or back-end agreement or any agreement similar to any of the foregoing;

              (iv) any partnership, joint venture or other similar agreement or arrangement;

              (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

              (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

              (vii) any option, license, franchise or similar agreement;

              (viii)  any  agency,  dealer,  sales  representative,   marketing,
         merchandising, licensing or other similar agreement;

              (ix) any agreement that limits the freedom of Lancit or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Surviving Corporation or any Subsidiary after the Effective Time;

              (x) any agreement pursuant to which Lancit or any Subsidiary has hired or retained a consultant;

              (xi) any agreement pursuant to which Lancit or any Subsidiary is subject to confidentiality or non-disclosure obligations;

              (xii) any union or collective bargaining contracts with respect to any employees of Lancit or any Subsidiary;

              (xiii) any employment or talent agreement; or

              (xiv) any other agreement, commitment, arrangement or plan that is material.

In lieu of a list, certain types of agreements and other instruments which are not individually material to Lancit are identified in Item 2.13(a) by category, together with a representative sample. Documents in each such category do not differ from the representative sample in any material respect.

          (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in the Disclosure Schedule or required to be disclosed in the Disclosure Schedule is a valid and binding agreement of Lancit or a Subsidiary, as the case may be, and is in full force and effect, and none of Lancit, any Subsidiary or, to the knowledge of Lancit, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the knowledge of Lancit, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder, other than any breaches or defaults which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. True and complete copies of each such agreement, contract, plan, lease, arrangement or commitment have been delivered or made available to the Company.

          (c) A complete list (except as to the categories referred to in the last two sentences of Section 2.13(a)) of all funding, agency, licensing, production, employee, talent, distribution and other contracts or other arrangements between the Company or any Subsidiary and any third party in connection with the development, preparation, production and distribution of new episodes of Reading Rainbow, Outward Bound and The Puzzle Place for the 1998 season in effect as of the date hereof is set forth in Item 2.13(c) of the Disclosure Schedule. Such contracts and arrangements are all of the contracts and arrangements that will be necessary for the development preparation, production and distribution of such episodes, other than contracts and agreements to be entered into in the ordinary course of production consistent with past practice, and Lancit has no reason to believe that there will be any difficulties encountered in connection with entering into such ordinary course contracts and arrangements.

          (d) Except as set forth in Item 2.13(d) of the Disclosure Schedule, to Lancit's knowledge, its relationships with the parties to the contracts required to be disclosed under Sections 2.13(a) (i), (ii), (iii), (iv), (vii), (viii),
(x) and (xiii) are good and no such party has threatened to terminate or fail to renew any such contract, agreement or relationship, which termination or failure would, singly or in the aggregate, have a Material Adverse Effect.

          SECTION 2.14. Intellectual Property. Lancit or one of its Subsidiaries owns or has valid and enforceable rights with respect to all trademarks, trade names, service marks and copyrights (whether or not registered) and any registrations or applications for the registration of any thereof, all trade secrets, and all rights of similar or equivalent effect however or wherever arising (together, the "Intellectual Property") which are necessary and sufficient in all material respects to conduct the Business as currently conducted or proposed to be conducted, and all such Intellectual Property which is not owned is licensed to Lancit or one of its Subsidiaries pursuant to license agreements listed in Item 2.14 of the Disclosure Schedule. Item 2.14 identifies all Intellectual Property owned by or licensed to Subsidiaries that are not wholly owned by Lancit. Neither Lancit nor any of the Subsidiaries nor, to the knowledge of Lancit, any other party is in breach of or default under any such license agreement and each such license or other agreement is valid and in full force and effect. Lancit and its Subsidiaries hold the Intellectual
Property owned by them free of any Liens or contractual or other restrictions other than the rights of licensees pursuant to the license agreements set forth in Item 2.14 of the Disclosure Schedule. Except as set forth in Item 2.14 of the Disclosure Schedule, Lancit has not received any claims, and Lancit does not believe, that it or its Subsidiaries or its or their Intellectual Property has infringed, diluted or otherwise violated any third party's marks, copyrights, trade secrets, patents, right of publicity, right of privacy, moral rights, or other proprietary rights, libeled any third party, or engaged in false advertising or unfair competition. Except as set forth in Item 2.14 of the Disclosure Schedule, since January 1, 1996, neither Lancit nor any of its Subsidiaries has made any claims that a third party has infringed, diluted, or otherwise violated any of its or their Intellectual Property or engaged in false advertising or unfair competition. No order, holding, decision or judgment has been rendered by any governmental authority, and except as set forth in Item
2.14 no agreement, consent or stipulation exists, which would limit Lancit's or its Subsidiaries' use of any Intellectual Property or any advertising or promotional claim or campaign. Item 2.14 of the Disclosure Schedule contains a complete and accurate list of all U.S. and foreign trademark and copyright registrations and applications for registration held or filed by Lancit or any of its Subsidiaries. All such registrations are in full force, are held of record in Lancit's or Lancit Copyright Corporation's name (either alone or jointly with Community Television of Southern California or KCET Music Publishing), and are not the subject of any cancellation proceeding, and all such applications are pending in Lancit's or Lancit Copyright Corporation's name alone or in Lancit's name together with Community Television of Southern California or KCET Music Publishing, and are not the subject of any final refusal to register or any opposition proceeding. Registrations have been issued for, or applications are pending to register, all trademarks and service marks in all jurisdictions where the failure to obtain such a registration could have a Material Adverse Effect or could result in a breach of Lancit's obligations under any material license or distribution agreement. Except as set forth in
Item 2.14, each individual who would be considered an author or co-author under U.S. copyright law of any episode of The Puzzle Place or Backyard Safari has either (1) made his or her contribution to that episode as a work for hire under U.S. copyright law for Lancit or, in the case of The Puzzle Place, for Lancit and Community Television of Southern California, or (2) executed a written assignment and transfer of his or her copyright interest in the episode to Lancit or, in the case of The Puzzle Place, to Lancit and Community Television of Southern California. To Lancit's knowledge, none of Lancit's or its Subsidiaries' trade secrets, know-how or other confidential or proprietary information, the unauthorized use of which could reasonably be expected to have a Material Adverse Effect, has been disclosed to any person unless such disclosure was made pursuant to an appropriate confidentiality agreement. Except as reflected in Item 2.14 of the Disclosure Schedule, to Lancit's knowledge, its relationships with the parties to the licenses identified in Item 2.14 of the Disclosure Schedule, the loss or absence of which could reasonably be expected to have a Material Adverse Effect, are good and no such party has threatened to terminate or fail to renew any such license or relationship. Except for software which is "off-the-shelf," all software that is material to the operations of Lancit or its Subsidiaries is year 2000 compliant.

         SECTION 2.15. Lancit Brokers; Transaction Expenses. (a) Except as set forth in Item 2.15(a) of the Disclosure Schedule, no broker, investment banker, financial advisor or other intermediary which has been retained by, or is authorized to act on behalf of, Lancit or any Subsidiary who might be entitled to any broker's, finder's, financial advisor's or other similar fee or commission upon consummation of the transactions contemplated by this Agreement.

          (b) Set forth in Item 2.15(b) is Lancit's estimate of the maximum aggregate amount of the fees and expenses (including printing costs, filing fees and the fees and expenses of brokers, investment bankers, financial advisors, other intermediaries, attorneys and accountants) that Lancit expects to incur in connection with the transactions contemplated hereby ("Lancit Transaction Expenses").

         SECTION 2.16. Miscellaneous. To Lancit's knowledge, and subject to the last sentence of this Section 2.16, none of the documents or information delivered or provided by Lancit to the Company in connection with the transactions contemplated by this Agreement (as updated by any more recent versions thereof delivered prior to the date hereof) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading. There is no fact or information relating to Lancit or its Subsidiaries, other than publicly available information, that is known to Lancit, that could reasonably be expected to be material to Lancit and its Subsidiaries taken as a whole and that has not been disclosed to the Company. The cash flow projections for the six months ending June 30, 1998 relating to Lancit and the Subsidiaries delivered to the Company constitute Lancit's reasonable estimate of the amounts of the sources and uses of its funds for such period and the timing thereof (except in the case of the timing as to the items previously identified by Lancit). Except as set forth in the preceding sentence, Lancit makes no representation or warranty as to any projections or estimates that it may have furnished to the Company.

         SECTION 2.17. Disclosure Documents. (a) Each document required to be filed by Lancit with the SEC in connection with the transactions contemplated by this Agreement (the "Lancit Disclosure Documents"), including, without limitation, the proxy or information statement of Lancit (the "Lancit Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (b) At the time Lancit Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Lancit, at the time such shareholders vote on adoption of this Agreement and at the Effective Time, the Lancit Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Lancit Disclosure Document other than Lancit Proxy Statement and at the time of any distribution thereof, such Lancit Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.17 will not apply to statements or omissions in Lancit Disclosure Documents based upon information furnished by the Company specifically for use therein.

          (c) The information with respect to Lancit or any Subsidiary that Lancit furnishes specifically for use in (or incorporation by reference in) the Company Disclosure Documents (as defined in Section 3.09) will not, at the time of the filing thereof, at the time of any distribution thereof and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 2.18.  Absence of Certain Changes.  Except as disclosed in Item
2.18 of the Disclosure Schedule, since the Interim Balance Sheet Date, Lancit and the Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as disclosed in Item 2.18 of the Disclosure Schedule, there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which has had or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Lancit or any Subsidiary, or, any repurchase, redemption or other acquisition by Lancit or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Lancit or any Subsidiary;

          (c) any amendment of any material term of any outstanding security of Lancit or any Subsidiary;

          (d)  any  incurrence,   assumption  or  guarantee  by  Lancit  or  any
Subsidiary of any indebtedness for borrowed money;

          (e) any creation or assumption by Lancit or any Subsidiary of any Lien (other than Permitted Liens) on any asset;

          (f) any making of any loan or capital contributions to or investment in any Person other than loans or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business consistent with past practices;

          (g) any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) materially affecting the business or assets of Lancit or any Subsidiary;

          (h) any transaction or commitment made, or any contract or agreement entered into, amended or terminated by Lancit or any Subsidiary or any relinquishment by Lancit or any Subsidiary of any contract or other right, in either case, material to Lancit and its consolidated Subsidiaries taken as a whole, other than those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by Lancit or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of Lancit or any Subsidiary except pursuant to agreements or Lancit's standard employment policies in effect on the Interim Balance Sheet Date, (ii) entering into or renewal of any employment, deferred compensation, severance, retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Lancit or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Lancit or any Subsidiary other than standard annual merit increases not in excess of $50,000 in the aggregate on a annual basis;

          (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Lancit or any Subsidiary, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

          (l) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of $25,000, individually or in the aggregate; or

          (m) except for capital expenditures and commitments referred to in subsection 2.18(l) above, any acquisition or disposition of any assets or Intellectual Property in one or more transactions, or any commitment in respect thereof, that, individually or in the aggregate, involved or involve payments of $10,000 or more.

         SECTION 2.19. Environmental Matters. (a) Except as disclosed in Item 2.19(a) of the Disclosure Schedule,

              (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of Lancit or any Subsidiary, is pending or threatened by any Person against, Lancit or any Subsidiary, nor has any material penalty been assessed against Lancit or any Subsidiary, with respect to any alleged violation of any Environmental Law or liability thereunder, alleged failure to have any Environmental Permits, generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or discharge, emission or release of any Hazardous Substance;

              (ii) to Lancit's knowledge, no Hazardous Substance has been discharged, emitted, released or is present at any property now or previously owned, leased or operated by Lancit or any Subsidiary, which circumstance, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

              (iii) there are no Environmental Liabilities that have had or may, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Lancit has knowledge in relation to the current or prior business of Lancit or any Subsidiary or any property or facility now or previously owned or leased by Lancit or any Subsidiary which has not been delivered to the Company at least five days prior to the date hereof.

          (c) Except as set forth in Item 2.19(c) of the Disclosure Schedule, neither Lancit nor any Subsidiary owns or leases or has owned or leased any real property, or conducts or has conducted any operations, in New Jersey or Connecticut that trigger filing or other obligations under environmental transfer acts in those states in connection with the transactions contemplated hereby.

          (d) For purposes of this Section 2.19, the following terms shall have the meanings set forth below:

              (i) "Lancit" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of Lancit or any Subsidiary;

              (ii) "Environmental Laws" means any and all federal,  state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof;

              (iii) "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of Lancit or any Subsidiary as currently conducted;

              (iv) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         SECTION 2.20. Properties. (a) Lancit and the Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all material property and assets (whether real, personal, tangible or intangible) reflected on the Interim Balance Sheet or acquired after the Interim Balance Sheet Date or otherwise necessary for the operation of the business of Lancit and the Subsidiaries, except for properties and assets sold since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice. None of such property or assets is subject to any Lien, except:

              (i) Liens disclosed on the Interim Balance Sheet or Item 2.20(a) of the Disclosure Schedule;

              (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Interim Balance Sheet);

              (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets (Liens referred to in clauses (i)-(iii) of this Section 2.20(a) are, collectively, the "Permitted Liens").

          (b) Since December 31, 1997, there are no developments affecting any such material property or assets pending or, to the knowledge of Lancit threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets except for normal wear and tear on such property or assets.

          (c) Neither Lancit nor any Subsidiary owns any real property. The equipment owned or used by Lancit or any Subsidiary is adequate and suitable for its present and intended uses.

          (d) The property and equipment owned or leased by Lancit or any Subsidiary constitute all of the property and equipment used or held for use in connection with the business of Lancit and its Subsidiaries and all of the property and equipment necessary to conduct such business as currently conducted by Lancit.

         SECTION 2.21. Insurance Coverage. Set forth in Item 2.21 of the Disclosure Schedule is a list of all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of Lancit and the Subsidiaries (the "Lancit Policies"), and Lancit has provided the Company with or with access to true and complete copies of all such policies and bonds to the extent available to Lancit; otherwise, Lancit has provided the Company with access to true and complete copies of all binders or equivalent documents. Except as disclosed in Item 2.21 of the Disclosure Schedule, there is no claim by Lancit or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and Lancit and the Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds.
Item 2.21 indicates the dates since which such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect. To Lancit's knowledge, such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Lancit and the Subsidiaries. Except as set forth in Item 2.21 of the Disclosure Schedule, Lancit does not know of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. The Surviving Corporation and the Subsidiaries shall after the Effective Time continue to have coverage under such policies and bonds with respect to events occurring prior to the Effective Time. Set forth in Item 2.21 is the amount of the premium payable for the current year for Lancit's directors and officers insurance policy.

         SECTION 2.22. Licenses and Permits. Lancit and the Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of Lancit and its Subsidiaries as now conducted. Item 2.22 of the Disclosure Schedule correctly sets forth a list of each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Lancit and its Subsidiaries (collectively, the "Permits"), and each pending application for any Permit, together with the name of the government agency or entity issuing such Permit or with which such application is pending. Except as set forth in Item 2.22, (i) the Permits are valid and in full force and effect,
(ii) neither Lancit nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         SECTION 2.23. Employees. Item 2.23(a) of the Disclosure Schedule sets forth a true and complete list of the names, titles, annual salaries and other compensation of all officers of Lancit and its Subsidiaries and of all other employees of Lancit and its Subsidiaries and the wage rates for non-salaried employees of Lancit and the Subsidiaries (by classification). To the knowledge of Lancit as of the date of this Agreement and except as reflected in Item 2.02 or Item 2.23 of the Disclosure Schedule, (i) none of the employees identified in
Item 2.23(b) has notified Lancit that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Effective Time and (ii) no Person (other than as set forth in Items 2.02 or 2.23(a)) is entitled to any employee benefits from Lancit. The foregoing shall not be deemed a waiver of, or to impair or derogate from, the obligations of the Company to certain employees upon the occurrence of a change in control pursuant to employment agreements listed in Item 2.05 of the Disclosure Schedule.

         SECTION 2.24. Labor Matters. Lancit and the Subsidiaries are in compliance in all material respects with all currently applicable laws
respecting  employment  and  employment  practices,   terms  and  conditions  of
employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to Lancit's knowledge, threatened against Lancit or any Subsidiary before the National Labor Relations Board.

         SECTION 2.25. Books and Records. Since July 1, 1994, Lancit has maintained adequate business records with respect to the operation of its business, and Lancit is not aware of any material deficiencies in such business records.

         SECTION 2.26.  Interested  Party  Transactions.  Except as set forth in
Item 2.26 of the Disclosure Schedule or in the Lancit SEC Documents, since June 30, 1997, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Lancit as of the date hereof and immediately prior to the Effective Time that:

         SECTION 3.01. Due Incorporation and Qualification. Each of the Company and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

         SECTION 3.02. Authority; Due Authorization; Valid Obligation. Each of the Company and Merger Subsidiary has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Additional
Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and Merger Subsidiary of this Agreement and such Additional Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes, and such Additional Agreements, when executed and delivered, will constitute, the valid and binding obligations of each of the Company and Merger Subsidiary.

         SECTION 3.03. No Conflicts or Defaults. The execution, delivery and performance by the Company and Merger Subsidiary of this Agreement and the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not as of the Effective Time (a) violate the Certificate of Incorporation or By-Laws of the Company or Merger Subsidiary; (b) assuming compliance with the matters referred to in Sections 3.04, violate any applicable law, rule, regulation, judgment, order or decree binding upon the Company or Merger Subsidiary; or (c) with such exceptions as could not, individually or in the aggregate, reasonably be expected to materially adversely affect the transactions contemplated hereby or have a Company MAE (as defined below), require notice, violate or conflict with, result in a breach of, or a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any agreement, contract or other instrument binding upon the Company. For purposes of this Agreement, the term the "Company MAE" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole.

         SECTION 3.04. Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any federal, state, foreign, provincial or local court or governmental authority, or consent of any other party, is required in connection with the execution, delivery and performance by the Company and Merger Subsidiary of this Agreement and the Additional Agreements to which it is a party, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of New York, (b) compliance with any applicable requirements of the Exchange Act; (c) compliance with the applicable requirements of the Securities Act; (d) compliance with any applicable foreign or state securities or Blue Sky laws and (e) approval and adoption of this Agreement and the Merger by Lancit's shareholders.

         SECTION 3.05. Litigation. Except as set forth in Schedule 3.05, as of the date hereof, there are no Proceedings pending against the Company or Merger Subsidiary, and the Company has not received notice of any threatened Proceedings against it or Merger Subsidiary which, if adversely determined, would, individually or in the aggregate, have a Company MAE, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby. Except as set forth in Item 3.05 of the Disclosure Schedule, there are no Proceedings pending against the Company or Merger Subsidiary, and the Company has not received notice of any threatened Proceedings against it or Merger Subsidiary which (i) has a significant possibility of success on the merits and could reasonably be expected to, individually or in the aggregate, have a Company MAE, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger and has a significant possibility of success on the merits of such challenge or such relief.

         SECTION 3.06. SEC Documents. The Company has furnished to Lancit true and complete copies of each report, registration statement (in the form in which it became effective) and definitive proxy statement filed by the Company with the SEC since September 1, 1997 (the "Company SEC Documents"), which are all of the documents that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC thereunder. As of its filing date, each such report or statement filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC documents have been so filed. The consolidated financial statements of the Company contained in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of operations and consolidated cash flows of the Company and its consolidated subsidiaries for the periods then ended, except as indicated in the notes thereto, and except, in the case of unaudited interim financial statements, for the omission of footnote information and normal year-end audit adjustments which are not, singly or in the aggregate, material.

         SECTION 3.07. Company Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions described in this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.08. No Material Adverse Change. To the Company's knowledge, from September 30, 1997 through the date of this Agreement, there has not been any Company MAE.

         SECTION 3.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the registration statement on Form S-4 to register the shares of Company Common Stock to be delivered in the Merger (the "Registration Statement"), and any supplements or amendments thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (b) At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished to the Company or Merger Subsidiary by Lancit for use therein.

          (c) The information with respect to the Company or any subsidiary of the Company that the Company furnishes to Lancit for use in the Lancit Disclosure Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.10. Company Common Stock. The Company Common Stock to be issued pursuant to the Merger has been duly authorized and upon issuance in accordance with this Agreement will be duly authorized and validly issued, will be fully paid and non-assessable and will not be issued in violation of any preemptive rights.

         SECTION 3.11. Miscellaneous. To the Company's knowledge, none of the documents or information delivered by the Company to Lancit in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading. There is no fact or information relating to the Company or its subsidiaries, other than publicly available information, that is known to the Company, that could reasonably be expected to be material to the Company and its subsidiaries taken as a whole and that has not been disclosed to Lancit.


                                    ARTICLE 4
                               CERTAIN AGREEMENTS

         SECTION 4.01. Conduct of Lancit's Business. Between the date of this Agreement and the Effective Time (or the termination of this Agreement pursuant to Section 7.01, if earlier), Lancit and the Subsidiaries shall, except for actions to be taken pursuant to this Agreement and except as set forth in
Schedule 4.01 of the Disclosure Schedule, use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and conduct their business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except in accordance with this Agreement, Lancit shall not, and shall not permit any Subsidiary to, without the prior written consent of the Company in each instance,

          (a) except pursuant to Lancit Options or Lancit Warrants in effect on the date hereof, issue, sell, purchase, repurchase, redeem or otherwise acquire any Lancit Securities or Subsidiary Securities;

          (b) declare, set aside, or pay any dividend or make any distribution with respect to any Lancit Shares or other capital stock of Lancit or any Subsidiaries, except from any Subsidiary to Lancit;

          (c) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock or ownership interest of any Person;

          (d) effect a split or reclassification of its capital stock, or a recapitalization;

          (e)   amend its certificate of incorporation or by-laws;

          (f) except as required by law, (A) grant or make any change in control, severance or termination payments to any officer or employee except pursuant to plans or agreements in existence on the date hereof, (B) enter into any option, employment, deferred compensation or other similar agreement (or enter into any amendment to any such existing agreement) with any officer, director, employee or consultant, (C) increase benefits payable under any existing severance or termination pay policies or agreements, or (D) except as contemplated by Section 2.18(j)(iv), grant or provide for any increase in (or commit, orally or in writing, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable to or to become payable to, or any bonus, insurance, pension or other employee benefit plan benefitting any director, officer, employee or consultant;

          (g) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (h) enter into any material transaction, contract or commitment;

          (i)   assume or guarantee any debt for borrowed money;

          (j) sell, lease, license, encumber or otherwise dispose of any material properties or assets;

          (k) make any reevaluation of the assets of Lancit or any of its Subsidiaries;

          (l) except as required by GAAP, change any of its accounting methods, principles or practices;

          (m) make any Tax election that would have an adverse effect on Lancit or any of the Subsidiaries;

          (n)   agree or commit to do any of the foregoing; or

          (o) (i) intentionally take or agree or commit to take any action that would make any representation and warranty of Lancit hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) intentionally omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         Lancit shall (i) use its reasonable best efforts to maintain in full force and effect insurance policies providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under the policies of insurance now in effect for Lancit, (ii) timely file all tax returns due on or before the Effective Time and pay (or reserve for) all Taxes due and payable with respect to periods ending on or before or including the Effective Time and
(iii) notify the Company promptly of the occurrence of any matter, event or change in circumstances known to it after the date hereof that would have been required to be disclosed by it hereunder if it had occurred on or prior to the date hereof or which constitutes a breach of any of the representations, warranties or covenants or agreements hereunder by Lancit.

         SECTION 4.02. Preserve Accuracy of Representations and Warranties; Updates. Between the date of this Agreement and the Effective Time, the Company shall refrain from taking, without the prior written consent in each instance of Lancit, any action which would render any of the representations and warranties set forth in Article 3, inaccurate in any material respect as of the Effective Time, and shall notify Lancit promptly of the occurrence of any matter, event or change in circumstances known to it after the date hereof that would have been required to be disclosed by it hereunder if it had occurred on or prior to the date hereof or which constitutes a breach of any of the representations, warranties or covenants or agreements hereunder by the Company or Merger Subsidiary.

         SECTION 4.03. Further Investigation and Information. Between the date of this Agreement and the Effective Time, Lancit shall give the Company and its representatives full access during normal business hours, on reasonable prior notice, to the premises, properties, files, books, records and employees of Lancit and the Subsidiaries and shall cause their officers, employees and representatives to furnish or make available to the Company and its representatives such financial, operating and other data and information as such Persons may from time to time reasonably request and will instruct Lancit's employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Lancit and the Subsidiaries; provided that no investigation pursuant to this Section or other information received by the Company shall operate as a waiver or otherwise affect any representation, warranty or agreement given by Lancit to the Company hereunder; provided, further, that any such inquiry shall be conducted in such manner as not to interfere unreasonably with the operation of Lancit's business. Any information obtained in the course of such inquiry shall be subject to the confidentiality agreements entered into or to be entered into between Lancit and the Company.

         SECTION 4.04. Consents, Waivers and Filings. Upon the terms and subject to the conditions set forth in this Agreement, Lancit and the Company shall use their respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, reasonably necessary or desirable to consummate in an expeditious manner the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the parties shall cooperate to obtain from all relevant third parties and governmental authorities, including any trade unions, all consents and waivers to, and permits, authorizations and licenses for, the transactions contemplated by this Agreement that may be required under any agreement, lease, financing arrangement, license, permit or other instrument or under any applicable law, rule or regulation, and to attempt to remove or vacate any legal prohibition or impediment to the consummation of the transactions contemplated hereby. Nothing herein shall require the expenditure or payment of any monies (other than in respect of normal and usual filing fees) or the giving of any other consideration by the Company or Lancit in order to obtain any of such consents and Lancit shall not make any such payment or expenditure without the consent of the Company. The Company shall not be required to agree to any consent decree or order in connection with any objections of the Department of Justice or the Federal Trade Commission to the transactions contemplated by this Agreement.

         SECTION 4.05. Subsequent Filings. Prior to the Effective Time, Lancit shall timely and properly file with the SEC all Lancit SEC Documents, and the Company shall timely and properly file with the SEC all Company SEC Documents, required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC.

         SECTION 4.06. Preparation of Registration Statement and Proxy. The Company and Lancit shall promptly prepare and file with the SEC the Registration Statement (which shall include the Proxy Statement as a part thereof) and shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act and the Proxy Statement cleared under the Exchange Act promptly after filing. Each of the Company and Lancit shall also take any action (other than (A) qualifying to do business in any jurisdiction in which it is not now so qualified, (B) consenting to general service of process in any such jurisdiction or (C) subjecting itself to taxation in any such jurisdiction) required to be taken under any applicable state and foreign securities laws in connection with the issuance of Company Common Stock in the Merger. The Company and Lancit shall (i) cooperate with each other in the preparation of, and furnish such information as may be required to be included in, the Registration Statement (including the Proxy Statement included therein) and (ii) take such actions as may be reasonably necessary in connection with the filing of the Registration Statement and any related state or foreign security law and in causing the same to become effective. The parties hereto shall execute such customary letters of representation as shall be necessary for tax counsel to Lancit to provide the tax opinion required to be filed as an exhibit to the Registration Statement.

         SECTION 4.07. Accountants' Letters. At the Company's request upon reasonable notice, Lancit shall use its reasonable efforts to have its independent auditors deliver to the Company a letter, addressed to the Company and dated a date within two business days prior to the date that the Registration Statement becomes effective, in form and substance reasonably acceptable to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements such as the Registration Statement.

         SECTION 4.08. Shareholders Meeting. Lancit shall cause a meeting of the shareholders of Lancit (the "Lancit Shareholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting upon the approval and adoption of this Agreement and the Merger. The Board of Directors of Lancit shall, subject to its fiduciary duties following consultation with counsel, recommend approval and adoption by Lancit's shareholders of this Agreement and the Merger. In connection with such meeting, Lancit will (i) promptly after the Proxy Statement is cleared by the SEC furnish to its shareholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting in accordance with the proxy rules under the Exchange Act, (ii) use its reasonable best efforts to cause the shareholders to approve and adopt the Merger, this Agreement and the transactions contemplated hereby as required under Section 903 of the BCL and (iii) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 4.09. No Solicitation. (a) Following the date of this Agreement and prior to the Effective Time (or, if earlier, termination of this Agreement pursuant to Section 7.01), neither Lancit nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall Lancit or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (as defined below) (other than the Company or Merger Subsidiary) relating to (A) any acquisition or purchase of 20% or more of the consolidated assets of Lancit and its Subsidiaries or of over 20% of any class of equity securities of Lancit or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of Lancit or any of its Subsidiaries, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Lancit or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Lancit other than the transactions contemplated by this Agreement, or
(D) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to the Company of the transactions contemplated hereby (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Company) to do or seek any of the foregoing, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Lancit or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit Lancit (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to Lancit in any material respect than the Confidentiality Agreement dated as of December 10, 1997 between the Company and Lancit, and a copy of which shall be provided for informational purposes only to the Company) concerning Lancit and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide
Acquisition Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders, (iv) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.08 and/or (v) taking any non-appealable, final action ordered to be taken by Lancit by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through
(iv) only to the extent that the Board of Directors of Lancit shall have concluded, following consultation with outside counsel, that failure to take such action would result in a breach of the Board of Directors' fiduciary duties to the shareholders of Lancit; provided, further, that the Board of Directors of Lancit shall promptly notify the Company of the taking of any of the foregoing actions referred to in clauses (i) through (iv) and, in addition, if the Board of Directors of Lancit receives an Acquisition Proposal, then Lancit shall promptly notify and inform Merger Subsidiary of the material terms and conditions of such proposal and the identity of the person making it and thereafter promptly advise the Company of any material change in the status or terms and conditions thereof. Lancit will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall request that any such parties in possession of confidential information about Lancit that was furnished by or on behalf of Lancit return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "Third Party" means any Person or "group," as defined in Section 13(d) of the Exchange Act, other than the Company or any of its affiliates.

          (b) If a Payment Event (as hereinafter defined) occurs, Lancit shall pay to Merger Subsidiary, within two business days following such Payment Event, a fee of $500,000.

          (c) "Payment Event" means (w) the termination of this Agreement pursuant to Section 7.01(e); (x) the termination of this Agreement pursuant to
Section 7.01(f) in contemplation of a merger agreement or a tender or exchange offer or any transaction of the type listed in clause (z) below; (y) the termination of this Agreement by the Company pursuant to Section 7.01(c) if the breach referred to in Section 7.01(c) is willful; or (z) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Section 7.01(g) whereby shareholders of Lancit receive, pursuant to such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of Lancit or its Subsidiaries otherwise held by the shareholders of Lancit after such event, in excess of $1.20 per Lancit Share: Lancit is acquired by merger or otherwise by a Third Party; a Third Party acquires more than 50% of the total assets of Lancit and its Subsidiaries, taken as a whole; a Third Party acquires more than 50% of the outstanding Shares or Lancit adopts and implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Lancit Shares or an extraordinary dividend relating to more than 50% of the outstanding Lancit Shares or 50% of the assets of Lancit and its Subsidiaries, taken as a whole.

          (d) Lancit acknowledges that the agreements  contained in this Section
4.09 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Lancit fails to promptly pay any amount due pursuant to this Section 4.09, and, in order to obtain such payment, the Company commences a suit which results in a judgment against Lancit for the fee set forth in this Section 4.09, Lancit shall also pay to the Company its costs and expenses incurred in connection with such litigation.

          (e) This Section 4.09 shall survive any termination of this Agreement however caused other than termination pursuant to any of Sections 7.01(a), 7.01(b) or 7.01(d) or by Lancit pursuant to Section 7.01(c).

         SECTION 4.10. Directors and Officers Insurance. For a period of 6 years after the Effective Time, the Company shall cause the Surviving Corporation to use its best efforts to provide directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each Lancit officer or director currently covered by Lancit's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less advantageous to such officers and directors (including, without limitation, not less than the same policy limits) than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section, the Company shall not be obligated to cause the Surviving Corporation to pay an aggregate premium in excess of 300% of the amount per annum Lancit paid for its current year of coverage (i.e., May 1, 1997 to April 30, 1998), ("Coverage Amount") which amount is set forth in Item 2.21 of the Disclosure Schedule; provided that if the aggregate premium would exceed 300% of the Coverage Amount, the Surviving Corporation shall use its best efforts to purchase equivalent coverage for the longest period (up to 6 years) that may be obtained for 300% of such amount. This Section 4.10 is for the benefit of such officers and directors only. Any officer or director who wishes to obtain the benefits of this Section shall provide such reasonable cooperation as the Company may request in connection with any matter in respect of which a claim is made under the foregoing insurance.

         SECTION 4.11. Notices of Certain Events. Lancit shall promptly notify the Company of the following, which notice shall provide reasonable detail regarding the relevant event and if applicable a copy of any related correspondence:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         SECTION 4.12. Certain Rights. Lancit shall use its reasonable best efforts to obtain for the Company the right to show re-runs of episodes of The Puzzle Place and Reading Rainbow on terms satisfactory to the Company.

         SECTION 4.13. Interim Financing. The Company agrees that it will cooperate with Lancit in connection with Lancit obtaining interim financing or otherwise maintaining adequate available cash for the period between the date hereof and June 30, 1998 (or the Effective Time if sooner). Lancit agrees that it will take such reasonable actions as the Company may request following consultation with Lancit in order to obtain such financing or otherwise maintain adequate available cash and that any such financing or other arrangements will be on terms reasonably satisfactory to the Company. The Company agrees that such actions or terms shall not include the non-payment or deferral of, or render Lancit unable to timely pay, its obligations to its officers, employees, advisors, consultants and attorneys, in view of the importance of their continuing services to Lancit, provided that such payments for any given month do not in the aggregate exceed the aggregate amount thereof for such month set forth in the cash flow projections referred to in Section 2.16.


                                    ARTICLE 5
       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND MERGER SUBSIDIARY

         The obligations of the Company and Merger Subsidiary to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

         SECTION 5.01. Due Performance: Accuracy of Representations and Warranties. Lancit shall have performed in all material respects all of its obligations required by this Agreement to be performed by it at or prior to the Effective Time. All representations and warranties of Lancit set forth in this Agreement and in any certificate or other writing delivered by Lancit pursuant hereto shall be true and correct at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time, except to the extent that any such incorrect representations or warranties relate to matters which, singly or in the aggregate, did not have and could not reasonably be expected to have a Material Adverse Effect (disregarding for purposes of such determination any exceptions for materiality or Material Adverse Effect contained therein so as not to "double-count"). The Company and Merger Subsidiary shall have received a certificate executed on behalf of Lancit by the Chief Executive Officer of Lancit, to the foregoing effect.

         SECTION 5.02. Corporate Action; Documents. The Merger and this Agreement shall have been approved and adopted by the vote required by Section 903 of the BCL. The Company shall have received copies, certified by the secretary of Lancit, of the resolutions of (i) the Board of Directors of Lancit authorizing and approving the Merger and the execution and delivery of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) holders of the requisite two-thirds majority, under applicable law, of the Lancit Shares approving and adopting this Agreement. The Company shall have received all other documents it may reasonably request relating to the existence of Lancit and the Subsidiaries and the authority of Lancit for this Agreement, all in form and substance satisfactory to the Company.

         SECTION 5.03. Legal Opinions. The Company shall have received an opinion of Christy & Viener, counsel for Lancit, dated the Effective Time, reasonably satisfactory in form and substance to counsel for the Company and covering the matters set forth in Sections 2.01, 2.02, 2.03, 2.04, 2.05 and
2.07. It is understood that in-house counsel may render the opinion with respect to the matters referred to in Section 2.05 insofar as it applies to contracts and agreements that Lancit and the Company reasonably agree are not material.

         SECTION 5.04. Registration Statement; Listing. (a) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (b) The shares of Company Common Stock issuable to Lancit shareholders pursuant to the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

         SECTION 5.05. No Prohibition. No provision of any applicable law, regulation, judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger.

         SECTION 5.06. Consents; Approvals. All actions by or in respect of or filings with and all consents, approvals and licenses of any governmental or other regulatory body and all consents from third parties, in each case required
(i) in connection with the execution, delivery and performance of this Agreement, (ii) for the consummation of the Merger, or (iii) for the Surviving Corporation and the Subsidiaries to conduct the Business in substantially the manner now conducted (but in the case of this clause (iii), such actions, filings, consents, approvals and licenses shall, with respect to third parties, only include those arising under or in connection with any agreement or contract), including, without limitation, those consents set forth in Schedule 5.06, shall have been obtained in form and substance reasonably satisfactory to the Company and no such consent, authorization or approval shall have been revoked.

         SECTION 5.07. Governmental Action. There shall not be instituted or pending any action or proceeding by (a) any government or governmental authority or agency, or (b) any other Person (which, in the case of any action or proceeding by any other Person, has a significant possibility of success on the merits), before any court or governmental authority or agency, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain damages which, individually or in the aggregate, would have a Material Adverse Effect or a Company MAE or, in the case of an action or proceeding by any government or governmental authority or agency, otherwise directly or indirectly relating to the transactions contemplated by this Agreement, (ii) seeking to restrain or prohibit the Company's (including its subsidiaries and affiliates) ownership or operation of all or any material portion of the business or assets of Lancit and its Subsidiaries, taken as a whole, or to compel the Company or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of Lancit and its Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of the Company or any of its subsidiaries or affiliates to effectively control the business or operations of Lancit and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Surviving Corporation, or (iv) seeking to require divestiture by the Company or any of its subsidiaries or affiliates of any shares of stock of the Surviving Corporation, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the reasonable judgment of the Company is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv).

         SECTION 5.08. Appraisal Rights. If the holders of the Lancit Shares are entitled to appraisal rights under the BCL, the holders of not more than 5% of the outstanding Lancit Shares shall have properly filed demands for appraisal of their Lancit Shares in accordance with the BCL.

         SECTION 5.09. Rule 145(c). The Company shall have received undertakings in writing from each person, if any, who might reasonably be considered "affiliates" of the Company within the meaning of Rule 145(c) of the SEC pursuant to the Securities Act (each, an "Affiliate"), in each case in form and substance satisfactory to counsel for the Company providing (i) such Affiliate will agree to procedures to place an appropriate legend on the shares of Company Common Stock to be received by such Affiliate in the Merger, (ii) such Affiliate will notify the Company in writing before offering for sale or selling or otherwise disposing of any shares of Company Common Stock owned by such Affiliate and (iii) no such sale or other disposition shall be made unless and until the Affiliate has supplied to the Company an opinion of counsel for the Affiliate (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that such transfer is not in violation of the Securities Act.


                                    ARTICLE 6
                     CONDITIONS TO THE OBLIGATIONS OF LANCIT

         The obligations of Lancit to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

         SECTION 6.01. Due Performance; Accuracy of Representations and Warranties. The Company shall have performed in all material respects all obligations required by this Agreement to be performed by it at or prior to the Effective Time. All representations and warranties of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time except to the extent that any such incorrect representations or warranties relate to that which, singly or in the aggregate, did not have and could not reasonably be expected to have a Company MAE (disregarding for purposes of such determination any exceptions for materiality or Company MAE contained therein so as not to "double-count"). Lancit shall have received a certificate executed on behalf of the Company by a duly authorized officer of the Company to the foregoing effect.

         SECTION 6.02. Corporate Action. The Merger and this Agreement shall have been approved and adopted by the vote required by Section 903 of the BCL. Lancit shall have received copies of the resolutions, certified by the Secretary of the Company and Merger Subsidiary, respectively, of the Boards of Directors or Executive Committee of the Company and Merger Subsidiary, authorizing and approving the execution and delivery of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby.

         SECTION 6.03. Legal Opinions. Lancit shall have received an opinion of counsel for the Company, dated the Effective Time, reasonably satisfactory in form and substance to counsel for Lancit and covering the matters set forth in Sections 3.01, 3.02, 3.03, 3.04 and 3.10.

         SECTION 6.04. Registration Statement; Listing. (a) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (b) The shares of Company Common Stock issuable to Lancit shareholders pursuant to the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

         SECTION 6.05. Governmental Action; No Prohibition. No provision of any applicable law, regulation, judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger.


                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except in the case of Section 7.01(f), notwithstanding any approval of this Agreement by the shareholders of Lancit):

          (a) by mutual written consent of Lancit on the one hand and the Company on the other hand;

          (b) by either Lancit or the Company, if the Merger has not been consummated by June 30, 1998, provided that (i) the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement and (ii) if the Merger has not been consummated by June 30, 1998 because of a delay caused by the Company (even if such delay does not constitute a material breach by the Company of its obligations under this Agreement), the Company shall not be permitted to terminate this Agreement under this Section 7.01(b) prior to August 1, 1998;

          (c) by either Lancit or the Company, if the Company (in the case of termination by Lancit), or Lancit (in the case of termination by the Company) shall have breached in any material respect any of its obligations under this Agreement or any representation and warranty of the Company (in the case of termination by Lancit) or Lancit (in the case of termination by the Company) shall have been incorrect in any material respect when made or, except as to representations made as of a specific date, at any time prior to the Closing, except to the extent that any such incorrect representations or warranties relate to matters which, singly or in the aggregate (disregarding for purposes of such determination any exceptions for materiality, Material Adverse Effect or Company MAE contained therein so as not to "double-count"), did not have and could not reasonably be expected to have a Company MAE or Material Adverse Effect, as the case may be; provided, that prior to exercising any termination right pursuant to this Section 7.01(c), the party seeking to terminate shall give written notice of its intention to terminate to the other party, and the other party shall have 15 business days to cure the breach or failure of compliance giving rise to such right to terminate;

          (d) by either Lancit or the Company, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Lancit from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (e) by the Company if the Board of Directors of Lancit shall have withdrawn or modified or amended, in a manner adverse to the Company, its approval or recommendation of this Agreement and the Merger or its recommendation that the shareholders of Lancit adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any Acquisition Proposal for a transaction other than the Merger (including a tender or exchange offer for Lancit Shares) or if Lancit has failed promptly to call Lancit Shareholders Meeting or failed as promptly as practicable after the Registration Statement is declared effective to mail the Proxy Statement to its shareholders or failed to include in such statement the recommendation referred to above;

          (f) prior to approval of the Merger by Lancit shareholders, by Lancit on 48 hours prior notice if prior to the Effective Time, and based on a good faith determination (following consultation with outside counsel) that failure to take such action would result in a breach of the Board of Directors' fiduciary duties, the Board of Directors of Lancit shall have withdrawn or modified or amended, in a manner adverse to the Company, its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Lancit adopt and approve this Agreement and the Merger in order to permit Lancit to execute a definitive agreement providing for the acquisition of Lancit or in order to approve a tender or exchange offer for any or all of the Shares, in either case, that is determined by the Board of Directors of Lancit to be on financial terms more favorable to Lancit's shareholders than the Merger; provided that Lancit shall be in compliance with Section 4.09; and

          (g) by either Lancit or the Company if, at a duly held shareholders meeting of Lancit or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite shareholder adoption and approval shall not have been obtained.

         The party desiring to terminate this Agreement pursuant to Sections 7.01(b)-7.01(g) shall give written notice of such termination to the other party in accordance with Section 9.02.

         SECTION 7.02. Effect of Termination; Representations and Warranties. In the event of termination of this Agreement in accordance with Section 7.01, no party or parties hereto shall have any liability or further obligation to the other party or parties to this Agreement and Plan of Merger, except as provided in Sections 4.09 and 9.06, and except that the foregoing shall not relieve any party of liability for damages in the event of the breach by such party of its obligations under this Agreement.

         SECTION 7.03. Amendment; Extension; Waiver. This Agreement (including the Exhibits hereto) may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by Lancit's shareholders, except as precluded by the BCL. Any such amendment shall be in writing signed on behalf of each of the parties. At any time prior to the Effective Time, either Lancit or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                    ARTICLE 8
                               FURTHER ASSURANCES

         At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Lancit or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Lancit or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Lancit acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Entire Agreement. This Agreement, together with the schedules hereto, the Disclosure Schedule and the exhibits thereto, sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings of the parties hereto with respect to its subject matter, except any confidentiality agreements executed by Lancit and the Company. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision.

         SECTION 9.02. Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below, or to such other address or telecopier number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt.

         If to the Company or Merger Subsidiary:

                  RCN Corporation
                  105 Carnegie Center
                  Princeton, New Jersey 08540
                  Attention:   General Counsel
                               Facsimile No.: (609) 734-3830

         With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Ave.
                  New York, NY 10017
                  Attention:   William L. Taylor
                               Facsimile No.: (212) 450-4800

         If to Lancit:

                  Lancit Media Entertainment, Ltd.
                  601 West 50th Street
                  New York, New York 10019
                  Attention:   Susan L. Solomon
                               Facsimile No.: (212) 977-9164
                                            and (212) 245-2541

         With a copy to:

                  Christy & Viener
                  620 Fifth Avenue
                  New York, New York 10020
                  Attention:   Anthony J. Carroll
                               Facsimile No.: (212) 632-5555

         SECTION 9.03. No Assignment; Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other Person. Neither Lancit nor the Company may assign its rights or delegate its obligations under this Agreement without the express written consent of the other. Except as set forth in Section 4.10, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.04. Public Announcements. Each party will consult with the others before issuing any press release or making any public statement or disclosure with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with NASDAQ, will not issue any such press release or make any such public statement prior to such consultation. Following the execution hereof, the Company and Lancit shall issue press releases in the forms previously agreed upon.

         SECTION 9.05. Survival of Representations, Warranties and Agreements. None of the representations and warranties made by Lancit or the Company in this Agreement, the Disclosure Schedule, the schedules to this Agreement or any document or certificate delivered pursuant hereto shall survive the Effective Time. This Section 9.05 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

         SECTION 9.06. Expenses. All printing and filing fees shall be paid one-half by Lancit and one-half by the Company. In the event the Merger occurs, the Company shall bear and pay all costs, expenses and fees incurred by Lancit in respect of the transactions contemplated herein. Except as otherwise provided in this Section 9.06 and in Section 4.09, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 9.07. Governing Law; Consent to Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court, Southern District of New York or any competent court of the State of New York sitting in Manhattan, New York and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each party hereby waives the right to any other jurisdiction or venue to which any of them may be entitled by reason of its present or future domicile. The parties agree that service of process may be made by U.S. registered mail, return receipt requested, to a party at its address set forth in Section 9.02 shall be deemed effective.

         SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.09. Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         SECTION 9.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.11. Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all
Schedules (including the Disclosure Schedule) and Exhibits hereto, and references herein to Sections, Schedules and Exhibits are to the sections, schedules and exhibits of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         SECTION 9.12. Schedules. Any matter disclosed on any Item of the Disclosure Schedule shall be deemed to be disclosed in all other Items of the Disclosure Schedule to the extent it would reasonably be expected to relate thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              LANCIT MEDIA ENTERTAINMENT, LTD.


                            By: /s/ SUSAN L. SOLOMON
                                 ---------------------------------------------
                                   Susan L. Solomon
                                   Chairman of the Board and Chief
                                     Executive Officer


                                 RCN CORPORATION


                              By: /s/ PAUL SIGMUND
                                 ---------------------------------------------
                                  Name: Paul Sigmund
                                  Title: Executive Vice President


                              LME ACQUISITION CORPORATION

                              By: /s/ PAUL SIGMUND
                                 ---------------------------------------------
                                  Name: Paul Sigmund
                                  Title: Executive Vice President




                                  SCHEDULE 3.05


(1) Pending Litigation: On or about October 7, 1997, a Complaint was filed by holders of Preferred Stock in C-TEC Corporation ("C-TEC"), the Company's former parent company. The suit, pending in the Superior Court of New Jersey, Chancery Division (Mercer County), alleges breaches of contract and fiduciary duty and a fraudulent conveyance claim arising out of the restructuring of C-TEC and the distribution of the Company's stock to C-TEC's Common and Class B shareholders. Plaintiffs wish to set aside the stock distribution associated with the restructuring and seek damages in excess of $52,000,000. Plaintiffs filed a First Amended Complaint on or about December 2, 1997. A motion for summary judgment was filed on January 9, 1998.